Exhibit 99.1

Theravance Biopharma, Inc. Reports Third Quarter 2025
Financial Results and Provides Corporate Update

•	YUPELRI® net sales reached an all-time high of $71.4 million, recognized by Viatris, up 15% year-over-year[1], and achieved record brand profitability

•	Open-label portion of the pivotal Phase 3 CYPRESS study of ampreloxetine now complete; topline readout on track for Q1 2026

•	Company to host an ampreloxetine focused virtual Key Opinion Leader (KOL) event for investors on December 8, 2025

•	TRELEGY year-to-date sales on track to achieve $50 million milestone in 2025[2]

•	Strong balance sheet with $333 million in cash and no debt

DUBLIN, IRELAND – NOVEMBER 10, 2025 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today reported financial and operational results for the third quarter of 2025.

“Theravance delivered strong results in the third quarter, highlighted by record YUPELRI net sales and the achievement of non-GAAP breakeven, underscoring our commitment to financial and operational discipline,” said Rick E Winningham, Chief Executive Officer of Theravance Biopharma. “In parallel, we continue to advance ampreloxetine toward topline results from the pivotal Phase 3 CYPRESS study in the first quarter of 2026. Backed by a strong balance sheet, durable YUPELRI cash flow, and multiple high-value milestones ahead, we approach this important catalyst from a position of strength—ready to deliver results that could transform the standard of care for multiple system atrophy patients and drive lasting value for patients and shareholders.”

Operational Highlights:

YUPELRI® (revefenacin) inhalation solution, the first and only once-daily, nebulized LAMA (long-acting muscarinic antagonist) bronchodilator approved in the U.S. for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD):

•	Achieved all-time high U.S. net sales of $71.4 million in Q3 2025, increasing 15% year-over-year (YoY) (Q3 2025 vs Q3 2024)[1] driven by customer demand growth of 6% YoY (Q3 2025 vs Q3 2024)[3] and improved net pricing due to favorable channel mix.

1 In the U.S., Viatris is leading the commercialization of YUPELRI, and the Company co-promotes the product under a profit and loss sharing arrangement (65% to Viatris; 35% to the Company).

2 Payments from Royalty Pharma (RP) will be triggered if RP receives certain minimum royalty payments from GSK based on TRELEGY global net sales.

3 Source: Viatris Customer Demand (Q3’25).

•	Approximately $54 million required in Q4 2025 to trigger $25 million milestone for the achievement of $250 million of net sales in 2025.[4]

•	Increased doses pulled through the hospital channel by 29% YoY (Q3 2025 vs Q3 2024), reflecting another quarter of strong momentum.[5]

•	Presented two oral presentations at the 2025 CHEST Annual Meeting that further support YUPELRI as an effective maintenance treatment for patients with COPD.

Ampreloxetine, an investigational, once-daily, selective norepinephrine reuptake inhibitor in development for the treatment of symptomatic neurogenic orthostatic hypotension (nOH) in patients with multiple system atrophy (MSA):

•	Completed enrollment in the pivotal Phase 3 CYPRESS trial in August 2025; the open-label portion of the study has now completed, with topline results expected in Q1 2026.

•	The Company continues to prepare for an expedited NDA submission and, if data are supportive, is planning to request priority FDA review.

•	Theravance to host a virtual KOL event for investors on December 8, 2025, at 10:30 AM ET, featuring Dr. Horacio Kaufmann, M.D.; F. B. Axelrod Professor of Neurology and Professor of Medicine at NYU Grossman School of Medicine. The event will discuss the significant unmet need in patients with nOH due to MSA, ampreloxetine’s potential as a precision medicine approach in these patients, and if data are supportive, the significant commercial opportunity.

•	A manuscript titled “Establishing Minimally Clinically Important Differences for the Orthostatic Hypotension Questionnaire (OHQ)” by Kaufmann H, et al. has been published in Clinical Autonomic Research.

•	Presented one platform presentation and three poster presentations at the International Symposium on The Autonomic Nervous System. The presentations highlighted the results from the previous REDWOOD trial, where we observed a durable symptomatic nOH benefit with improvement in activities of daily living in the pre-specified subgroup analysis in patients with MSA treated with ampreloxetine.[6] Additional data was presented on the rigorous methodologies we developed based on previous trials experience to support enrollment and patient retention in the ongoing Phase 3 CYPRESS study.

TRELEGY

GSK reported third quarter 2025 global net sales of approximately $1.0 billion (up 24% vs. the third quarter of 2024) and year-to-date net sales of approximately $2.9 billion (up 13% vs. 2024 year-to-date):

4 As of 09/30/25, Theravance Biopharma is eligible to receive from Viatris potential global development, regulatory and sales milestone payments (excluding China and adjacent territories) totaling up to $205.0 million in the aggregate; refer to our SEC filings for further information.

5 Source: IQVIA DDD, HDS, VA and Non-Reporting Hospital through Sept ’25.

6 Freeman R, et al. Precision therapy with ampreloxetine for neurogenic orthostatic hypotension in multiple system atrophy. MedRxiv. https://doi.org/10.1101/2025.08.12.25332833.

•	On track to exceed full year (FY) 2025 global net sales of ~$3.4 billion required to trigger $50 million milestone from Royalty Pharma.

o	Approximately $471 million of global net sales required in Q4 2025 to trigger the $50 million milestone.

•	FY 2026 global net sales of ~$3.5 billion required to trigger an additional $100M milestone from Royalty Pharma.

Disease State Awareness

•	Launched a new disease education campaign (www.nOHuncovered.com) for healthcare professionals (HCPs) to raise awareness and deepen scientific understanding of the pathophysiology underlying neurogenic orthostatic hypotension (nOH) associated with Multiple System Atrophy (MSA) in October 2025.

Third Quarter Financial Results

•	Revenue: Total revenue for the third quarter of 2025 was $20.0 million, consisting entirely of Viatris collaboration revenue. Viatris collaboration revenue increased by $3.1 million, or 19%, in the third quarter compared to the same period in 2024. The Viatris collaboration revenue represents amounts receivable from Viatris and comprises the Company’s 35% share of net sales of YUPELRI, as well as its proportionate amount of the total shared commercial costs incurred by the two companies. The non-shared YUPELRI costs incurred by Theravance Biopharma are recorded within operating expenses. While Viatris records the total net sales of YUPELRI within its financial statements, Theravance Biopharma’s implied 35% share of net sales of YUPELRI for the third quarter of 2025 was $25.0 million which represented a 15% increase compared to the same period in 2024.

•	Research and Development (R&D) Expenses: R&D expenses for the third quarter of 2025 were $8.1 million, compared to $9.3 million in the same period in 2024. Third quarter R&D expenses included total non-cash share-based compensation of $1.1 million.

•	Selling, General and Administrative (SG&A) Expenses: SG&A expenses for the third quarter of 2025 were $18.3 million, compared to $16.9 million in the same period in 2024. Third quarter SG&A expenses included total non-cash share-based compensation of $3.5 million.

•	Share-Based Compensation: Share-based compensation expenses for the third quarter of 2025 were $4.6 million, compared to $5.0 million in the same period in 2024. Share-based compensation expenses consisted of $1.1 million for R&D and $3.5 million for SG&A in the third quarter of 2025, compared to $1.1 million and $3.9 million, respectively, in the same period in 2024.

•	Income Taxes: Income tax benefit for the third quarter of 2025 was $6.5 million, compared to a $2.6 million income tax expense in the same period in 2024. The benefit reflects a favorable true-up related to taxes from the $225.0 million TRELEGY royalty sale in Q2 2025.

•	Net Income: Net income was $3.6 million in the third quarter of 2025 compared to a net loss of $12.7 million in the same period in 2024. The net income benefited from the income tax benefit as noted above. Excluding the $6.5 million income tax benefit, third quarter net loss would have been $2.9 million.

•	Non-GAAP Net Income from Operations[7]: Non-GAAP net income from operations was $2.3 million in the third quarter of 2025 compared to a non-GAAP net loss from operations of $2.9 million in the same period in 2024. See the section titled "Non-GAAP Financial Measures" for more information.

•	Cash Position: Cash, cash equivalents and marketable securities totaled $332.7 million as of September 30, 2025.

2025 Financial Guidance

•	Operating Expenses (excluding share-based compensation): The Company continues to expect full year 2025 R&D expenses of $32 million to $38 million and SG&A expenses of $50 million to $60 million, in each case excluding share-based compensation.

•	Share-Based Compensation: The Company continues to expect full-year share-based compensation expenses of $18 million to $20 million.

•	Non-GAAP Net Income from Operations[7]: Achieved breakeven non-GAAP net income in Q3 2025; non-GAAP margin expected to remain at similar breakeven levels in Q4 2025, excluding one-time items, reflecting sustained operating discipline.

Strategic Review Committee

•	Theravance Biopharma announced on November 12, 2024, that the Board of Directors had formed a Strategic Review Committee (the “Committee”), composed entirely of independent directors to assess all strategic alternatives available to the Company.

•	The Company remains focused on disciplined capital allocation and returning excess cash to shareholders. The Committee will continue to evaluate a range of alternatives to further enhance shareholder value, though there can be no assurance that additional transactions will occur.

7 Non-GAAP profit (loss) consists of GAAP net income (loss) before taxes less (i) share-based compensation expense, (ii) non-cash interest expense, (iii) non-cash impairment charges, and (iv) non-recurring revenue and income items. See the section titled "Non-GAAP Financial Measures" for more information.

Conference Call and Live Webcast Today at 5:00 pm EST

Theravance Biopharma will hold a conference call and live webcast accompanied by slides today at 5:00 pm EST / 2:00 pm PST / 10:00 pm GMT. To participate in the live call by telephone, please pre-register here. Those interested in the live audio webcast of the conference call may access it by clicking here or visiting the Events and Presentations page under the Investors Section on Theravance Biopharma’s website.

A replay of the webcast will be available on Theravance Biopharma’s website for 30 days through December 10, 2025.

About Ampreloxetine

Ampreloxetine, an investigational, once-daily, selective norepinephrine reuptake inhibitor in development for the treatment of symptomatic neurogenic orthostatic hypotension (nOH) in patients with multiple system atrophy (MSA). The unique benefits of ampreloxetine treatment reported in MSA patients from Study 0170 included an increase in norepinephrine levels, a favorable impact on blood pressure, clinically meaningful and durable symptom improvement, and no signal for worsening of supine hypertension. In the U.S., the Company has been granted an Orphan Drug Designation for ampreloxetine for the treatment of symptomatic nOH in patients with MSA and, if results from the ongoing Phase 3 CYPRESS study are supportive, plans to file an NDA for full approval in this indication.

About CYPRESS (Study 0197), a Phase 3 Study

Study 0197 (NCT05696717) has completed enrollment. This is a registrational Phase 3, multi-center, randomized withdrawal study to evaluate the efficacy and durability of ampreloxetine in participants with MSA and symptomatic nOH after 20 weeks of treatment; the primary endpoint of the study is change in the Orthostatic Hypotension Symptom Assessment (OHSA) composite score. The Study includes four periods: screening, open label (12-week period, participants will receive a single daily 10 mg dose of ampreloxetine), randomized withdrawal (eight-week period, double-blind, placebo-controlled, participants will receive a single daily 10 mg dose of placebo or ampreloxetine), and a long-term treatment extension. Secondary outcome measures include change from baseline in Orthostatic Hypotension Daily Activity Scale (OHDAS) item 1 (activities that require standing for a short time) and item 3 (activities that require walking for a short time).

About Multiple System Atrophy (MSA) and Symptomatic Neurogenic Orthostatic Hypotension (nOH)

MSA is a progressive brain disorder that affects movement and balance and disrupts the function of the autonomic nervous system. The autonomic nervous system controls body functions that are mostly involuntary. One of the most frequent autonomic symptoms associated with MSA is a sudden drop in blood pressure upon standing (nOH).8 There are approximately 50,000 MSA patients in the US9 and 70-90% of MSA patients experience nOH symptoms.10 Despite available therapies, many MSA patients remain symptomatic with nOH.11

8 https://medlineplus.gov/genetics/condition/multiple-system-atrophy/

9 UCSD Neurological Institute (25K-75K, with ~10K new cases per year); NIH National Institute of Neurological Disorders and Stroke (15K-50K).

10 Delveinsight MSA Market Forecast (2023); Symptoms associated with orthostatic hypotension in pure autonomic failure and multiple systems atrophy, CJ Mathias (1999).

11 Data on file. MSA Natural History Statistics, NYU September 2019.

Neurogenic orthostatic hypotension (nOH) is a rare disorder defined as a fall in systolic blood pressure of 20 mm Hg or diastolic blood pressure of 10 mm Hg, within 3 minutes of standing. Severely affected patients are unable to stand for more than a few seconds because of their decrease in blood pressure, leading to cerebral hypoperfusion and syncope. A debilitating condition, nOH results in a range of symptoms including dizziness, lightheadedness, fainting, fatigue, blurry vision, weakness, trouble concentrating, and head and neck pain.

About Theravance Biopharma

Theravance Biopharma, Inc.’s focus is to deliver Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Ampreloxetine, its late-stage investigational once-daily norepinephrine reuptake inhibitor in development for symptomatic neurogenic orthostatic hypotension (nOH) in patients with Multiple System Atrophy (MSA), has the potential to be a first in class therapy effective in treating a constellation of cardinal symptoms in MSA patients. The Company is committed to creating/driving shareholder value.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Viatris Specialty LLC. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

Forward-Looking Statements

This press release will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company’s expectations regarding its future profitability, expenses and uses of cash, the Company’s goals, designs, strategies, plans and objectives, future growth of YUPELRI sales, future milestone or royalty payments, the ability to provide value to shareholders, the Company’s regulatory strategies and timing of clinical studies, the safety, efficacy or differentiation of our investigational therapy, commercial potential and market opportunity of our investigational therapy, the status of patent infringement litigation initiated by the Company and its partner against certain generic companies in federal district courts, and expectations around the use of OHSA scores as endpoints for clinical trials. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: factors that could increase the Company’s cash requirements or expenses beyond its expectations and any factors that could adversely affect its profitability, whether the milestone thresholds can be achieved, delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company’s product candidates or product are unsafe, ineffective or not differentiated, risks of decisions from regulatory authorities that are unfavorable to the Company, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, the ability of the Company to protect and to enforce its intellectual property rights, volatility and fluctuations in the trading price and volume of the Company’s shares, and general economic and market conditions. Other risks affecting the Company are in the Company’s Form 10-Q filed with the SEC on August 13, 2025, and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Theravance Biopharma provides a non-GAAP profitability target and a non-GAAP metric in this press release. Theravance Biopharma believes that the non-GAAP profitability target and non-GAAP net income (loss) provide meaningful information to assist investors in assessing prospects for future performance and actual performance as they provide better metrics for analyzing the performance of its business by excluding items that may not be indicative of core operating results and the Company's cash position. Because non-GAAP financial targets and metrics, such as non-GAAP profitability and non-GAAP net income (loss), are not standardized, it may not be possible to compare these measures with other companies' non-GAAP targets or measures having the same or a similar name. Thus, Theravance Biopharma's non-GAAP measures should be considered in addition to, not as a substitute for, or in isolation from, the Company's actual GAAP results and other targets.

Please see the appendix attached to this press release for a reconciliation of non-GAAP net income (loss) to its corresponding measure, net income (loss). A reconciliation of non-GAAP net income (loss) to its corresponding GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future.

Contact:

investor.relations@theravance.com

650-808-4045

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2025	2024
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents and short-term marketable securities	$329,680	$88,350
Receivables from collaborative arrangements	18,267	18,440
Receivables from milestone and royalty assets	-	50,000
Other prepaid and current assets	6,750	4,277
Total current assets	354,697	161,067
Long-term marketable securities	3,029	-
Property and equipment, net	6,257	7,418
Operating lease assets	25,450	28,354
Future contingent milestone and royalty assets	-	144,200
Restricted cash	836	836
Other assets	25,191	12,286
Total assets	$415,460	$354,161

Liabilities and Shareholders' Equity
Income tax payable	$4,074	$5,853
Other current liabilities	33,333	26,232
Total current liabilities	37,407	32,085
Long-term operating lease liabilities	33,681	39,108
Future royalty payment contingency	32,213	30,334
Unrecognized tax benefits	79,165	75,199
Other long-term liabilities	313	1,890
Shareholders' equity	232,681	175,545
Total liabilities and shareholders’ equity	$415,460	$354,161

(1)  The condensed consolidated balance sheet as of December 31, 2024 has been derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Unaudited)		(Unaudited)
Revenue:
Viatris collaboration agreement (1)	$19,990	$16,868	$54,073	$45,627
Licensing revenue	-	-	7,500	-
Total revenue	19,990	16,868	61,573	45,627

Costs and expenses:
Research and development (2)	8,112	9,268	30,054	28,190
Selling, general and administrative (2)	18,333	16,875	55,132	50,673
Impairment of long-lived assets (non-cash)	-	1,562	-	4,513
Total costs and expenses	26,445	27,705	85,186	83,376
Loss from operations	(6,455)	(10,837)	(23,613)	(37,749)
Net gain on realized contingent milestone and royalty assets	-	-	75,137	-
Interest expense (non-cash)	(573)	(630)	(1,879)	(1,903)
Interest income and other income, net	4,139	1,415	6,534	3,977
Loss before income taxes	(2,889)	(10,052)	56,179	(35,675)
Provision for income tax benefit (expense)	6,504	(2,646)	(11,308)	(5,216)
Net income (loss)	$3,615	$(12,698)	$44,871	$(40,891)

Net income (loss) per share:
Net income (loss) per share - basic	$0.07	$(0.26)	$0.89	$(0.84)
Net income (loss) per share - diluted	$0.07	$(0.26)	$0.88	$(0.84)

Shares used to compute net income (loss) per share - basis	50,520	49,038	50,137	48,690
Shares used to compute net income (loss) per share - diluted	51,908	49,038	50,976	48,690

Non-GAAP net income (loss)	$2,260	$(2,897)	$(10,583)	$(13,692)

(1) While Viatris, Inc. records the total YUPELRI net sales, the Company is entitled to a 35% share of the net profit (loss) pursuant to a co-promotion agreement with Viatris as presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
YUPELRI net sales (100% recorded by Viatris)	$71,363	$62,189	$196,037	$171,945
YUPELRI net sales (Theravance Biopharma implied 35%)	24,977	21,766	68,613	60,181

(2) Amounts include share-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Research and development	$1,080	$1,111	$3,137	$3,727
Selling, general and administrative	3,496	3,852	10,859	11,840
Total share-based compensation expense	$4,576	$4,963	$13,996	$15,567

THERAVANCE BIOPHARMA, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Unaudited)		(Unaudited)
GAAP net income (loss)	$3,615	$(12,698)	$44,871	$(40,891)
Adjustments:
Licensing revenue (1)	-	-	(7,500)	-
Net gain on realized contingent milestone and royalty assets (1)	-	-	(75,137)	-
Non-cash impairment expense of long-lived assets (1)	-	1,562	-	4,513
Share-based compensation expense	4,576	4,963	13,996	15,567
Non-cash interest expense	573	630	1,879	1,903
Income tax benefit (expense)	(6,504)	2,646	11,308	5,216
Non-GAAP net income (loss)	$2,260	$(2,897)	$(10,583)	$(13,692)

(1)  Non-recurring item